EXHIBIT 1

                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of April 26, 1998 (this "Agreement"), among GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation ("Purchaser"), MANOR CARE, INC., a Delaware corporation and MANORCARE HEALTH SERVICES, INC., a Delaware corporation (collectively, the "Stockholders", and each, individually, a "Stockholder").

                  WHEREAS, Purchaser and its newly formed wholly owned subsidiary ("Newco") have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Vitalink Pharmacy Services, Inc., a Delaware corporation (the "Company"), which Merger Agreement provides, among other things, that the Company will merge with and into Newco pursuant to the merger contemplated by the Merger Agreement (the "Merger"); and

                  WHEREAS, as of the date hereof, the Stockholders own (both beneficially and of record) the number and class of shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") set forth opposite their respective names on the signature pages of this Agreement; and

                  WHEREAS, as a condition to entering into the Merger Agreement, Purchaser requires the Stockholders to enter into this Agreement governing the voting and disposition of such number of shares of Company Common Stock now owned by the Stockholders and so indicated on the signature pages of this Agreement and which may hereafter be acquired by any of the Stockholders (all of the shares of Company Common Stock, such shares, collectively, the "Shares").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1.     Voting of Shares.  Each  Stockholder  shall,  until the
Termination Date (as hereinafter defined), cause the Shares it owns to be voted at any meeting of the stockholders of the Company or in any consent in lieu of such a meeting (i) in favor of adoption and approval of the Merger Agreement and the Merger and the terms thereof and each of the other actions contemplated by the Merger Agreement; (ii) against any other action or agreement that would, directly or indirectly, result in (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization or liquidation of the Company or its subsidiaries; (C) an election of new members to the board of directors of the Company, except where the vote is cast in favor of the nominees of a majority of the existing directors of the Company; or (D) any transaction that could reasonably be expected to materially delay or postpone the consummation of the Merger or cause a material breach by the Company of any covenant under the Merger Agreement and (iii) against any action, agreement or transaction that is intended or could reasonably be expected (A) to facilitate a person other than the Purchaser in acquiring the Company or (B) to impede, interfere with, delay, postpone, discourage or materially adversely affect the consummation of the Merger (any of the foregoing in clause (ii) or clause (iii), a "Competing Transaction").

                  The Stockholders shall elect to receive Preferred Stock with respect to all of the shares of Company Common Stock owned by them. The Stockholders shall not seek to assert any appraisal rights.

                  2. Irrevocable Proxy. Each Stockholder hereby irrevocably appoints Purchaser, until the Termination Date, as its attorney and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law with full power of substitution, to vote and otherwise act (by written consent or otherwise) in accordance with the provisions of Section 1 of this Agreement with respect to the Shares which each Stockholder is entitled to vote at any meeting of the stockholders of the Company (whether annual or special and whether or to an adjourned or postponed meeting) or in respect of any consent in lieu of any such meeting or otherwise. This proxy and power of attorney is irrevocable and coupled with an interest in favor of Purchaser. The Stockholder will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares which it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto.

                  3. Limitation on Disposition or Encumbrance of Shares. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, the Stockholder shall not, and shall not offer or agree to, (i) sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, op-tion, right of first refusal, agreement, limitation on the Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares, (ii) tender any shares of Company Common Stock pursuant to any tender or exchange offer, or (iii) grant any person a proxy or other right to vote or direct the vote of any shares of Company Common Stock, except in order to comply with Section 2; provided, however, that a Stockholder may transfer the Shares to Mars, to New ManorCare Health Services, Inc., or to any of their respective wholly owned subsidiaries if such transferee agrees to be bound by the terms of this Agreement.

                  4. No Solicitation. (a) Each of the Stockholders agrees that it shall not, directly or indirectly, (x) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing or disclosing nonpublic information) any inquiries or the making of any offer or proposal by any corporation, partnership, trust, person or other entity or group (a "Third Party") with respect to, or that could reasonably be expected to lead to, a Competing Transaction or (y) negotiate, explore or otherwise communicate in any way with any Third Party with respect to any Competing Transaction or enter into, approve or recommend any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

                  (b) Each of the Stockholders shall, by the end of the business day following receipt thereof (i) promptly notify the other party of receipt by it of any inquiries, proposals or offers with respect to a Competing Transaction or any request for nonpublic information relating to the Company in connection with a Competing Transaction or for access to the Company's or any of its Subsidiaries' properties, books or records by any third party that informs its Board of Directors that such third party is considering making, or has made, a proposal or offer with respect to a Competing Transaction, and indicate in reasonable detail the identity of the party making the competing offer (including the name of such party) and the terms and conditions of any such proposal or offer and (ii) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform such individuals or entities of the obligations undertaken in this Section 4.

                  5. Legend on Certificates. The certificate(s) evidencing the Shares shall, prior to any transfer of such certificates, be endorsed with a restrictive legend substantially as follows:

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF APRIL 26, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND GENESIS HEALTH VENTURES, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY ALL THE TERMS OF SUCH AGREEMENT, AS THE SAME IS IN EFFECT FROM TIME TO TIME.

                  6. Representations and Warranties of the Stockholders. Each Stockholder hereby severally represents and warrants with respect to itself and its ownership of the Shares to Purchaser as follows:

                  a. Authority Relative to this Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally.

                  b. Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with (other than as required under the Securities Exchange Act of 1934, as amended) or notification to any governmental or regulatory authority, domestic or foreign, (ii) conflict with or violate the Certificate of Incorporation, By-laws or other organizational documents of the Stockholder,
(iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any property or asset of the Stockholder is bound, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound, in each case, except as would not materially impair the ability of the Stockholder to perform hereunder.

                  c. Title to the Shares. The shares of Company Common Stock owned by the Stockholder as identified on the signature pages hereto are all the securities of the Company owned, either of record or beneficially, by the Stockholder. The Stockholder owns all such shares of Company Common Stock free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except pursuant to this Agreement, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Shares.

                  7.     Representations and Warranties of Purchaser.  Purchaser
hereby represents and warrants to the Stockholders that Purchaser has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally.

                  8. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock by the Stockholder, this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by the Stockholder. In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                  9. Termination of Agreement. For the purposes of this Agreement, "Termination Date" shall mean the earliest of (i) the date that is twelve months after the date of termination of the Merger Agreement for any reason (other than pursuant to Section 10.01(a) of the Merger Agreement or by the Company pursuant to Section 10.01(i) of the Merger Agreement) if, at the time of such termination, an Acquisition Transaction (as defined in the Merger Agreement) has been commenced or communicated to the Company or publicly proposed or disclosed (other than such an Acquisition Transaction which has been permanently abandoned or withdrawn by the other party thereto); or (ii) immediately upon termination of the Merger Agreement by the Company pursuant to
Section 10.01(i) of the Merger Agreement; or (iii) immediately upon termination of the Merger Agreement by the Purchaser unless, at the time of such termination, an Acquisition Transaction has been commenced or communicated to the Company or publicly proposed or disclosed (other than such an Acquisition Transaction which has not been permanently abandoned or withdrawn by the other party thereto); or (iv) on the date that is three months after the date of termination of the Merger Agreement by the Company (other than pursuant to Section 10.01(i) of the Merger Agreement) unless, at the time of such termination, an Acquisition Transaction has been commenced or communicated to the Company or publicly proposed or disclosed (other than such an Acquisition Transaction which has not been permanently abandoned or withdrawn by the other party thereto); or (v) the termination of this Agreement or the Merger Agreement by the mutual written agreement of the parties hereto.

                  10. Indemnification. Each Stockholder agrees, jointly and severally, to indemnify and hold harmless the Purchaser, its directors, its officers who sign the Joint Proxy Statement/Prospectus of the Purchaser, and each person, if any, who controls the Purchaser within the meaning of either
Section  15 of the  Securities  Act of 1933,  as  amended,  or Section 20 of the
Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Joint Proxy Statement/Prospectus (as amended or supplemented if the Purchaser shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Stockholder furnished by such Stockholder in writing expressly for use therein.

                  11.    Miscellaneous.

                  a. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof without the requirement for posting of a bond, in addition to any other remedy to which a party may be entitled at law or in equity. Entire Agreement. This Agreement, including the documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings among the parties with respect thereto. There are no representations, promises, warranties, covenants or undertakings by any party, other than those expressly set forth or referred to herein and therein.

                  b. Assignment; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer any rights or remedies hereunder upon any third party except as expressly provided herein.

                  c. Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by written agreement signed by the parties hereto. Any extension of time or waiver of any provision hereof shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver or failure to insist upon strict compliance with any provision hereof shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  e. Severability. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  f. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested), first-class postage prepaid, or sent by facsimile, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecommunicated, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first-class postage prepaid.

                  if to Purchaser:

                           Genesis Health Ventures, Inc.
                           148 West State Street
                           Kennett Square, Pennsylvania  19348
                           Attention:  Ira Gubernick
                           Telephone:  (610) 444-6350
                           Telecopy:   (610) 444-3365

                  if to any Stockholder:

                           Manor Care, Inc.
                           11555 Darnestown Road
                           Gaithersburg, Maryland  20878
                           Attention: James H. Rempe
                           Telephone:  (301) 979-4265
                           Telecopy:   (301) 979-4007

                  g. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  h. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  i. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  j. Time of the Essence. The parties hereto agree that time shall be of the essence in the performance of all obligations hereunder.

                         VOTING AGREEMENT SIGNATURE PAGE
                         -------------------------------


                  IN WITNESS WHEREOF, Purchaser and the Stockholders have duly executed this Agreement, as of the date first written above.

PURCHASER:
---------




By: /s/ Ira C. Gubernick
    --------------------------------------
         Name:  Ira C. Gubernick
         Title: General Counsel --
                Corporate and Secretary






                                                          NUMBER OF SHARES OF
STOCKHOLDERS:                                             COMMON STOCK OWNED:
------------                                              ------------------


MANOR CARE, INC.                                                        0


/s/ James H. Rempe
    --------------------------------------
         Name:  James H. Rempe
         Title: 11555 Darnestown Road
                Gaithersburg, Maryland
                20878




MANORCARE HEALTH SERVICES, INC.                                13,000,000


/s/ James H. Rempe
    --------------------------------------
        Name:  James H. Rempe
        Title: 11555 Darnestown Road
               Gaithersburg, Maryland
               20878